UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Imagine Media, Ltd.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0731818 (IRS Employer Identification Number)

1155 Sherman Street, Suite 307

              Denver, Colorado 80203
 (Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered

___N/A___	____N/A_____

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ____

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.            X

Securities Act registration statement file number to which this form relates:  333-148966

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.00001 par value

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to Be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Securities" commencing at page 50 of the Prospectus incorporated by reference into the Registrant's Form SB-2 Registration Statement, SEC File No. 333-148966 filed with the Securities and Exchange Commission (the "Commission") on January 31, 2008, as amended on Form S-1 filed with the Commission on May 14, 2008 and as further amended on Form S-1/A filed with the Commission on June 18, 2008

Item 2.

Exhibits.

Exhibit No.

Title

1.0	Specimen stock certificate

2.0	Articles of Incorporation(1)

3.0	Bylaws (1)

______________________________________-

(1)	Incorporated by reference from the Registrant's Registration Statement on Form SB-2, SEC File No. 333-148966.

SIGNATURE

       Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.

Imagine Media, Ltd.

Dated: _July 14, 2008	By: /s/ Gregory A. Bloom Gregory A. Bloom, President

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